Exhibit 2.6

DRYSHIPS INC.

NUMBER		SHARES
Organized under the Laws of the Republic of the Marshall Islands Pursuant to the Business Corporation Act by Articles of Incorporation Filed in the Office of the Registrar of Corporation on September 9, 2004.

The Corporation will furnish to any shareholder upon request and without charge a full statement of the designation,

relative rights, preferences and limitations of each class and/or series thereof authorized to be issued by the Corporation.

SERIES A CONVERTIBLE PREFERRED STOCK

DRYSHIPS INC.

500,000,000 PREFERRED STOCK – PAR VALUE $0.01 EACH

100,000,000 DESIGNATED AS SERIES A CONVERTIBLE PREFERRED STOCK – PAR VALUE $0.01 EACH

This is to Certify that                                                                               is the owner of                 **                                          fully paid and non-assessable shares of Series A Convertible Preferred Stock of DryShips Inc. transferable only on the books of the Corporation by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate, properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

President	Secretary